Exhibit 99.1

Envestnet Reports First Quarter 2020 Financial Results

Chicago, IL — May 7, 2020 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three months ended March 31, 2020.

	Three months ended
Key Financial Metrics	March 31,		%
(in millions except per share data)	2020	2019	Change
GAAP:
Total revenues	$246.5	$199.7	23%
Net income (loss)	$(7.2)	$(18.3)	(61)%
Net income (loss) per diluted share attributable to Envestnet, Inc.	$(0.14)	$(0.38)	(63)%

Non-GAAP:
Adjusted revenues(1)	$247.0	$199.7	24%
Adjusted net revenues(1)	$178.4	$145.8	22%
Adjusted EBITDA(1)	$54.6	$34.0	61%
Adjusted net income(1)	$31.2	$19.4	61%
Adjusted net income per diluted share(1)	$0.57	$0.39	46%
n/m - not meaningful

“During these unprecedented times, supporting our clients while ensuring the health and safety of our employees is our top priority. While we are accustomed to functioning effectively across multiple locations, today nearly 100% of our workforce is remote. Even so, our people and technology platforms have demonstrated the ability to support an historic level of volatility and client activity,” said Bill Crager, Chief Executive Officer.

“As we move forward, we are well positioned to help our clients navigate our new landscape. I am grateful for the commitment and dedication of our teams across the globe as we help advisors and firms improve the financial lives of their clients. Envestnet has been there for them throughout this extraordinary time.  And we are ready to power the next phase of advice, with the ultimate goal of improving the financial lives of millions of American households,” concluded Mr. Crager.

COVID-19 Pandemic

We are closely monitoring developments with the COVID-19 pandemic and taking proactive measures to ensure business continuity. Our priority is to protect the well-being of our employees, while we continue to provide uninterrupted service and support to our clients. As part of our existing business continuity protocol, we created a pandemic steering committee that meets regularly and communicates information or guidance to employees and customers. Currently, nearly 100% of our employees are working remotely, with the tools they need to perform their jobs. We are implementing location-specific back-to-office plans incorporating guidance from the CDC, OSHA and in consideration of local regulations and ordinances. As the situation evolves, we will continue to support our customers and the health and well-being of our employees and other stakeholders.

Financial Results for the First Quarter of 2020

Asset-based recurring revenues increased 24% from the first quarter of 2019, and represented 55% of total revenues for the first quarters of both 2020 and 2019. Subscription-based recurring revenues increased 26% from the first quarter of 2019, and represented 42% of total revenues the first quarter of 2020 and 2019. Professional services and other non-recurring revenues decreased 6% from the prior year period. Total revenues increased 23% to $246.5 million for the first quarter of 2020 from $199.7 million for the first quarter of 2019. When excluding $17.4 million of revenue from acquisitions not included in the prior period, total revenue grew 15% for the three months ended March 31, 2020, compared to the first quarter of 2019.

Total operating expenses for the first quarter of 2020 increased 22% to $254.2 million from $208.4 million in the prior year period. Cost of revenues increased 22% to $74.9 million for the first quarter of 2020 from $61.6 million for the prior year period. Compensation and benefits increased 27% to $110.4 million for the first quarter of 2020 from $86.7 million for the prior year period. Compensation and benefits were 45% of total revenues for the first quarter of 2020, compared to 43% in the prior year period. General and administration expenses increased 1% to $41.1 million for the first quarter of 2020 from $40.5 million for the prior year period. General and administrative expenses were 17% of total revenues for the first quarter of 2020, compared to 20% in the prior year period.

Loss from operations was $7.6 million for the first quarter of 2020 compared to loss of $8.7 million for the first quarter of 2019. Net loss was $7.2 million for the first quarter of 2020 compared to net loss of $18.3 million for the first quarter of 2019. Net loss per diluted share attributable to Envestnet, Inc. was $0.14 for the first quarter of 2020 compared to net loss per diluted share attributable to Envestnet, Inc. of $0.38 for the first quarter of 2019.

Adjusted revenues(1) for the first quarter of 2020 increased 24% to $247.0 million from $199.7 million for the prior year period. Adjusted net revenues(1) for the first quarter of 2020 increased 22% to $178.4 million from $145.8 million for the prior year period. Adjusted EBITDA(1) for the first quarter of 2020 increased 61% to $54.6 million from $34.0 million for the prior year period. Adjusted net income(1) increased 61% for the first quarter of 2020 to $31.2 million from $19.4 million for the prior year period. Adjusted net income per diluted share(1) for the first quarter of 2020 increased 46% to $0.57 for the first quarter of 2020 from $0.39 in the first quarter of 2019.

Balance Sheet and Liquidity

As of March 31, 2020, the Company had $68.6 million in cash and cash equivalents and $635.0 million in outstanding debt. The outstanding debt as of March 31, 2020 included $290.0 million in borrowings under the Company's $500.0 million revolving credit facility and $345.0 million in convertible notes maturing in 2023.

Outlook

The Company provided the following outlook for the second quarter ending June 30, 2020 and full year ending December 31, 2020. This outlook is based on the market value of assets on March 31, 2020. We caution that we cannot predict the market value of our assets on any future date and, in particular, in light of recent market volatility. See “Cautionary Statement Regarding Forward-Looking Statements.”

In Millions Except Adjusted EPS	2Q 2020			FY 2020
GAAP:
Revenues:
Asset-based	$116.0	-	$116.5
Subscription-based	103.4	-	103.9
Total recurring revenues	$219.4	-	$220.4
Professional services and other revenues	6.5	-	7.0
Total revenues	$225.9	-	$227.4	$939.5	-	$945.5

Asset-based cost of revenues	$60.5	-	$61.0	$257.0	-	$262.0
Total cost of revenues	$68.0	-	$68.5

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		55.0			55.0
Net income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenues (1):
Asset-based	$116.0	-	$116.5
Subscription-based	103.5	-	104.0
Total recurring revenues	$219.5	-	$220.5
Professional services and other revenues	6.5	-	7.0
Total revenues	$226.0	-	$227.5	$940.0	-	$946.0

Adjusted net revenues (1)	$165.0	-	$167.0	$678.0	-	$689.0

Adjusted EBITDA(1)	$47.5	-	$48.5	$200.0	-	$203.0
Adjusted net income per diluted share(1)		$0.47		$1.92	-	$2.02

(a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss first quarter 2020 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet's unified technology empowers enterprises and advisors to more fully understand their clients and deliver actionable intelligence that drives better outcomes and improves lives.

Envestnet Wealth Solutions enables enterprises and advisors to better manage client outcomes and strengthen their practices through its leading Wealth Management Operating System and advanced portfolio solutions. Envestnet | Tamarac provides portfolio management, reporting, trading, rebalancing and client portal solutions for registered independent advisers (“RIAs”). Envestnet | MoneyGuide provides goals-based financial planning applications. Envestnet Data & Analytics enables innovation and insights through its Envestnet | Yodlee data aggregation platform.

More than 103,000 advisors and more than 4,900 companies including: 16 of the 20 largest U.S. banks, 46 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of internet services companies, leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences and help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand‑alone entities.

“Adjusted net revenues” represents adjusted revenues less asset-based costs of revenues. Under GAAP, we are required to recognize as revenue certain fees paid to investment managers and other third parties needed for implementation of investment solutions included in our assets under management. Those fees also are required to be recorded as cost of revenues. This non-GAAP metric presents adjusted revenues without such fees included, as they have no impact on our profitability.

Adjusted revenues and Adjusted net revenues have limitations as financial measures, should be considered as supplemental in nature and are not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net loss before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, non-recurring litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, non-recurring gain, loss allocation from equity method investment and (income) loss attributable to non-controlling interest.

“Adjusted net income” represents net loss before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, non-recurring litigation and regulatory related expenses, foreign currency,  non-income tax expense adjustment, non-recurring gain, loss allocation from equity method investment and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 9-12 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the second quarter and full year of 2020, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economy or capital markets, as well as our products, clients, vendors and employees, and our results of operations, the full extent of which is currently unknown; changes and volatility in financial and capital markets, which could result in changes in demand for our products or services or in the value of assets on which we earn revenue; the possibility that the anticipated benefits of any of our acquisitions will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on our administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry, our reliance on a limited number of clients for a material portion of our revenues, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications, compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the our Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of May 7, 2020 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$68,601	$82,505
Fees receivable, net	81,133	67,815
Prepaid expenses and other current assets	37,699	32,183
Total current assets	187,433	182,503

Property and equipment, net	53,190	53,756
Internally developed software, net	68,227	60,263
Intangible assets, net	489,840	505,589
Goodwill	906,501	879,850
Operating lease right-of-use-assets, net	78,860	82,796
Other non-current assets	46,407	37,127
Total assets	$1,830,458	$1,801,884

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$132,142	$137,944
Accounts payable	14,294	17,277
Operating lease liabilities	13,736	13,816
Contingent consideration	2,569	—
Deferred revenue	40,177	34,753
Total current liabilities	202,918	203,790

Convertible Notes due 2023	308,262	305,513
Revolving credit facility	290,000	260,000
Contingent consideration	12,222	9,045
Deferred revenue	6,277	5,754
Non-current operating lease liabilities	84,935	88,365
Deferred tax liabilities, net	26,680	29,481
Other non-current liabilities	34,967	32,360
Total liabilities	966,261	934,308

Equity:
Total stockholders’ equity	865,569	869,094
Non-controlling interest	(1,372)	(1,518)
Total liabilities and equity	$1,830,458	$1,801,884

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenues:
Asset-based	$134,811	$108,934
Subscription-based	104,551	83,087
Total recurring revenues	239,362	192,021
Professional services and other revenues	7,177	7,645
Total revenues	246,539	199,666

Operating expenses:
Cost of revenues	74,933	61,645
Compensation and benefits	110,430	86,717
General and administration	41,110	40,524
Depreciation and amortization	27,683	19,517
Total operating expenses	254,156	208,403

Loss from operations	(7,617)	(8,737)
Other expense, net	(1,537)	(5,763)
Loss before income tax provision (benefit)	(9,154)	(14,500)

Income tax provision (benefit)	(1,964)	3,768

Net loss	(7,190)	(18,268)
Add: Net (income) loss attributable to non-controlling interest	(146)	83
Net loss attributable to Envestnet, Inc.	$(7,336)	$(18,185)

Net loss per share attributable to Envestnet, Inc.:
Basic	$(0.14)	$(0.38)

Diluted	$(0.14)	$(0.38)

Weighted average common shares outstanding:
Basic	53,016,511	48,237,265

Diluted	53,016,511	48,237,265

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
OPERATING ACTIVITIES:
Net loss	$(7,190)	$(18,268)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,683	19,517
Provision for doubtful accounts	1,026	451
Deferred income taxes	(1,587)	169
Non-cash compensation expense	15,985	12,864
Non-cash interest expense	4,463	6,880
Accretion on contingent consideration and purchase liability	599	240
Gain on acquisition of equity method investment	(4,230)	—
Loss allocation from equity method investment	2,030	203
Changes in operating assets and liabilities, net of acquisitions:
Fees receivables, net	(14,333)	1,198
Prepaid expenses and other current assets	(6,793)	(13,346)
Other non-current assets	641	(1,060)
Accrued expenses and other liabilities	(11,554)	(34,495)
Accounts payable	(3,205)	5,179
Deferred revenue	5,598	7,039
Other non-current liabilities	(145)	854
Net cash provided by (used in) operating activities	8,988	(12,575)

INVESTING ACTIVITIES:
Purchases of property and equipment	(2,160)	(5,247)
Capitalization of internally developed software	(11,572)	(7,185)
Investments in private companies	(11,700)	(1,000)
Acquisitions of businesses, net of cash acquired	(20,257)	(11,061)
Net cash used in investing activities	(45,689)	(24,493)

FINANCING ACTIVITIES:
Proceeds from borrowings on revolving credit facility	45,000	—
Payments on revolving credit facility	(15,000)	—
Proceeds from exercise of stock options	3,408	3,163
Purchase of treasury stock for stock-based tax withholdings	(9,199)	(9,819)
Issuance of restricted stock units	2	2
Net cash provided by (used in) financing activities	24,211	(6,654)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,496)	112

DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(13,986)	(43,610)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	82,755	289,671

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (a)	$68,769	$246,061

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the Condensed Consolidated Balance Sheets:

	March 31,	March 31,
	2020	2019
Cash and cash equivalents	$68,601	$245,735
Restricted cash included in prepaid expenses and other current assets	—	158
Restricted cash included in other non-current assets	168	168
Total cash, cash equivalents and restricted cash	$68,769	$246,061

Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Total revenues	$246,539	$199,666
Deferred revenue fair value adjustment (a)	439	6
Adjusted revenues	246,978	199,672
Asset-based cost of revenues	(68,592)	(53,842)
Adjusted net revenues	$178,386	$145,830

Net loss	$(7,190)	$(18,268)
Add (deduct):
Deferred revenue fair value adjustment (a)	439	6
Interest income (b)	(391)	(1,510)
Interest expense (b)	7,134	7,096
Accretion on contingent consideration and purchase liability (c)	599	240
Income tax provision (benefit)	(1,964)	3,768
Depreciation and amortization	27,683	19,517
Non-cash compensation expense (d)	13,470	12,864
Restructuring charges and transaction costs (c)	2,820	7,366
Severance (e)	13,982	2,480
Non-recurring litigation and regulatory related expenses (c)	703	—
Foreign currency (b)	(494)	(1)
Non-income tax expense adjustment (c)	188	210
Non-recurring gain (b)	(4,230)	—
Loss allocation from equity method investment (b)	2,030	203
(Income) loss attributable to non-controlling interest	(201)	31
Adjusted EBITDA	$54,578	$34,002

(a)	Included within subscription-based revenues in the condensed consolidated statements of operations.

(b)	Included within other expense, net in the condensed consolidated statements of operations.

(c)	Included within general and administrative expenses in the condensed consolidated statements of operations.

(d)
For the 2020 period, $15,994 included in compensation and benefits, and a fair value adjustment of $(2,524) of other included in other expense, net in the condensed consolidated statements of operations. All of 2019 included in compensation and benefits in the condensed consolidated statements of operations.

(e)	Included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net loss	$(7,190)	$(18,268)
Income tax provision (benefit) (a)	(1,964)	3,768
Loss before income tax provision (benefit)	(9,154)	(14,500)
Add (deduct):
Deferred revenue fair value adjustment (b)	439	6
Accretion on contingent consideration and purchase liability (d)	599	240
Non-cash interest expense (c)	2,962	4,616
Non-cash compensation expense (e)	13,470	12,864
Restructuring charges and transaction costs (d)	2,820	7,366
Severance (f)	13,982	2,480
Amortization of acquired intangibles (g)	18,758	12,528
Non-recurring litigation and regulatory related expenses (d)	703	—
Foreign currency (c)	(494)	(1)
Non-income tax expense adjustment (d)	188	210
Non-recurring gain (c)	(4,230)	—
Loss allocation from equity method investment (c)	2,030	203
(Income) loss attributable to non-controlling interest	(201)	31
Adjusted net income before income tax effect	41,872	26,043
Income tax effect (h)	(10,670)	(6,632)
Adjusted net income	$31,202	$19,411

Basic number of weighted-average shares outstanding	53,016,511	48,237,265
Effect of dilutive shares:
Options to purchase common stock	664,796	1,198,197
Unvested restricted stock units	600,567	656,798
Convertible notes	235,182	—
Warrants	42,551	—
Diluted number of weighted-average shares outstanding	54,559,607	50,092,260

Adjusted net income per share - diluted	$0.57	$0.39

(a)	For the three months ended March 31, 2020 and 2019, the effective tax rate computed in accordance with GAAP equaled 21.5% and (26.0)%, respectively.

(b)	Included within subscription-based revenues in the condensed consolidated statements of operations.

(c)	Included within other expense, net in the condensed consolidated statements of operations.

(d)	Included within general and administrative expenses in the condensed consolidated statements of operations.

(e)
For the 2020 period, $15,994 included in compensation and benefits, and a fair value adjustment of $(2,524) of other included in other expense, net in the condensed consolidated statements of operations. All of 2019 included in compensation and benefits in the condensed consolidated statements of operations.

(f)	Included within compensation and benefits in the condensed consolidated statements of operations.

(g)	Included within depreciation and amortization in the condensed consolidated statements of operations.

(h)	Estimated normalized effective tax rates of 25.5% have been used to compute adjusted net income for the three months ended March 31, 2020 and 2019.

Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three months ended March 31, 2020
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Total Revenues	$198,420	$48,119	$—	$246,539
Deferred revenue fair value adjustment (a)	439	—	—	439
Adjusted revenues	198,859	48,119	—	246,978
Less: Asset-based cost of revenues	(68,592)	—	—	(68,592)
Adjusted net revenues	$130,267	$48,119	$—	$178,386

Revenues:
Asset-based	$134,811	$—	$—	$134,811
Subscription-based	60,323	44,228	—	104,551
Total recurring revenues	195,134	44,228	—	239,362
Professional services and other revenues	3,286	3,891	—	7,177
Total revenues	198,420	48,119	—	246,539

Operating expenses:
Cost of revenues:
Asset-based	68,592	—	—	68,592
Subscription-based	1,192	5,085	—	6,277
Professional services and other	8	56	—	64
Total cost of revenues	69,792	5,141	—	74,933
Compensation and benefits	72,588	30,113	7,729	110,430
General and administration	25,280	9,187	6,643	41,110
Depreciation and amortization	19,420	8,263	—	27,683
Total operating expenses	$187,080	$52,704	$14,372	$254,156

Income (loss) from operations	$11,340	$(4,585)	$(14,372)	$(7,617)
Add:
Deferred revenue fair value adjustment (a)	439	—	—	439
Accretion on contingent consideration and purchase liability (b)	373	226	—	599
Depreciation and amortization	19,420	8,263	—	27,683
Non-cash compensation expense (c)	9,697	4,226	2,071	15,994
Restructuring charges and transaction costs (b)	1,189	185	1,446	2,820
Non-income tax expense adjustment (b)	250	(62)	—	188
Severance (c)	11,002	1,660	1,320	13,982
Non-recurring litigation and regulatory related expenses (b)	—	703	—	703
Income attributable to non-controlling interest	(201)	—	—	(201)
Other	(12)	—	—	(12)
Adjusted EBITDA	$53,497	$10,616	$(9,535)	$54,578

(a)	Included within subscription-based revenues in the condensed consolidated statements of operations.

(b)	Included within general and administrative expenses in the condensed consolidated statements of operations.

(c)	Included within compensation and benefits in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three Months Ended March 31, 2019
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$152,705	$46,961	$—	$199,666
Deferred revenue fair value adjustment (a)	6	—	—	6
Adjusted revenues	152,711	46,961	—	199,672
Less: Asset-based cost of revenues	(53,842)	—	—	(53,842)
Adjusted net revenues	$98,869	$46,961	$—	$145,830

Revenues:
Asset-based	$108,934	$—	$—	$108,934
Subscription-based	41,026	42,061	—	83,087
Total recurring revenues	149,960	42,061	—	192,021
Professional services and other revenues	2,745	4,900	—	7,645
Total revenues	152,705	46,961	—	199,666

Operating expenses:
Cost of revenues:
Asset-based	53,842	—	—	53,842
Subscription-based	2,008	5,669	—	7,677
Professional services and other	5	121	—	126
Total cost of revenues	55,855	5,790	—	61,645
Compensation and benefits	48,555	31,364	6,798	86,717
General and administration	20,184	9,485	10,855	40,524
Depreciation and amortization	11,267	8,250	—	19,517
Total operating expenses	$135,861	$54,889	$17,653	$208,403

Income (loss) from operations	$16,844	$(7,928)	$(17,653)	$(8,737)
Add:
Deferred revenue fair value adjustment (a)	6	—	—	6
Accretion on contingent consideration and purchase liability (b)	240	—	—	240
Depreciation and amortization	11,267	8,250	—	19,517
Non-cash compensation expense (c)	5,677	4,188	2,999	12,864
Restructuring charges and transaction costs (b)	262	965	6,139	7,366
Non-income tax expense adjustment (b)	200	10	—	210
Severance (c)	350	2,048	82	2,480
Loss attributable to non-controlling interest	31	—	—	31
Other	22	1	2	25
Adjusted EBITDA	$34,899	$7,534	$(8,431)	$34,002

(a)	Included within subscription-based revenues in the condensed consolidated statements of operations.

(b)	Included within general and administrative expenses in the condensed consolidated statements of operations.

(c)	Included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	March 31,	June 30,	September 30,	December 31,	March 31,
	2019	2019	2019	2019	2020
	(in millions, except accounts and advisors data)
Platform Assets
Assets under Management (“AUM”)	$176,144	$182,143	$188,739	$207,083	$185,065
Assets under Administration (“AUA”)	319,129	330,226	316,742	343,505	312,472
Total AUM/A	495,273	512,369	505,481	550,588	497,537
Subscription	2,546,483	2,835,780	2,947,582	3,205,281	2,875,394
Total Platform Assets	$3,041,756	$3,348,149	$3,453,063	$3,755,869	$3,372,931
Platform Accounts
AUM	874,574	907,034	934,811	935,039	970,896
AUA	1,187,589	1,196,114	1,136,430	1,193,882	1,254,856
Total AUM/A	2,062,163	2,103,148	2,071,241	2,128,921	2,225,752
Subscription	8,909,581	9,492,653	9,692,714	9,793,175	10,090,172
Total Platform Accounts	10,971,744	11,595,801	11,763,955	11,922,096	12,315,924
Advisors
AUM/A	39,035	39,727	39,735	40,563	40,971
Subscription	57,594	59,292	60,319	61,180	62,077
Total Advisors	96,629	99,019	100,054	101,743	103,048

The following table summarizes the changes in AUM and AUA for the three months ended March 31, 2020:

	12/312019	Gross Sales	Redemptions	Net Flows	Market Impact	Reclass to Subscription	3/31/2020
	(in millions except account data)
AUM	$207,083	$20,986	$(11,099)	$9,887	$(31,905)	$—	$185,065
AUA	343,505	39,934	(18,878)	21,056	(50,144)	(1,945)	312,472
Total AUM/A	$550,588	$60,920	$(29,977)	$30,943	$(82,049)	$(1,945)	$497,537

Fee-Based Accounts	2,128,921			117,673		(20,842)	2,225,752

The above AUM/A gross sales figures include $20.1 billion in new client conversions. The Company onboarded an additional $25.0 billion in subscription conversions during the three months ended March 31, 2020, bringing total conversions for the quarter to $45.1 billion.

Asset and account figures in the “Reclass to Subscription” columns for the three months ended March 31, 2020 represent enterprise customers whose billing arrangements in future periods are subscription-based, rather than asset-based. Such amounts are included in Subscription metrics at the end of the quarter in which the reclassification occurred, with no impact on total platform assets or accounts.